Exhibit 5.1

JONES DAY

NORTH POINT — 901 LAKESIDE AVENUE — CLEVELAND, OHIO 44114-1190

TELEPHONE: (216) 586-3939 — FACSIMILE: (216) 579-0212

June 7, 2011

Cliffs Natural Resources Inc.

200 Public Square

Cleveland, Ohio 44114-2315

Re:	10,350,000 Shares of Common Stock of Cliffs Natural
Resources Inc. Offered Through Underwriters

Ladies and Gentlemen:

We have acted as counsel for Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), in connection with the issuance and sale by the Company of up to 10,350,000 shares of common stock, par value $0.125 per share, of the Company (the “Shares”), pursuant to the Underwriting Agreement (the “Underwriting Agreement”) entered into between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered to the Underwriters pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Reg. No. 333-159162) (the “Registration Statement”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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